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                                                                    EXHIBIT 1

                                2,500,000 SHARES

                          CHIEFTAIN INTERNATIONAL, INC.

                                  COMMON SHARES

                             UNDERWRITING AGREEMENT



                                                            November 10, 1999



CIBC WORLD MARKETS CORP.
DAIN RAUSCHER INCORPORATED
A.G. EDWARDS & SONS, INC.
c/o CIBC World Markets Corp.
One World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

          Chieftain International, Inc., a corporation organized under the laws of the Province of Alberta, Canada (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 2,500,000 common shares (the "Firm Shares"), no par value (the "Common Shares"), of the Company. All of the Firm Shares are to be issued and sold by the Company. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 375,000 Common Shares (the "Option Shares") from it solely for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

          1. SALE AND PURCHASE OF THE SHARES.

          On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

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          (a) The Company agrees to sell to each Underwriter, and each
     Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $17.50 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof.

          (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          (c) In consideration of the services to be rendered by the Underwriters in connection with the distribution of the Shares, the Company agrees to pay to the Underwriters a fee equal to $0.96 per Share (the "Underwriting Commission") on the Firm Shares Closing Date (as defined in
     Section 2) with respect to each Firm Share and on any Option Shares Closing Date (as defined in Section 2) with respect to each Option Share.

          2. DELIVERY AND PAYMENT. The Shares to be purchased by the Underwriters pursuant to the terms of this Agreement will be represented by one or more share certificates. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price therefor in United States dollars by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company to CIBC World Markets Corp. at least one business day prior to the Firm Shares Closing Date (as defined below) and payment of the related Underwriting Commission in United States dollars by wire transfer of Federal Funds or similar same day funds to an account designated in writing by CIBC World Markets Corp. at least one business day prior to the Firm Shares Closing Date to the Company, shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on the third (fourth, if pricing is after 4:30 p.m. Eastern time) trading day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be

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agreed upon by the Company and the Representatives (such time and date of delivery and payment is called the "Firm Shares Closing Date").

          In the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price therefor in United States dollars by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company to CIBC World Markets Corp. at least one business day prior to the Option Shares Closing Date (as defined below) and payment of the related Underwriting Commission in United States dollars by wire transfer of Federal Funds or similar same day funds to an account designated in writing by CIBC World Markets Corp. to the Company at least one business day prior to the Option Shares Closing Date shall take place at the offices of Cravath, Swaine & Moore specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (each such time and date of delivery and payment is called an "Option Shares Closing Date"). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

          The certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or the Option Shares Closing Date, as applicable, and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING IN THE UNITED STATES. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-88661) and pre-effective Amendment No. 1 thereto for the registration of certain of the Company's securities including the Shares, and the offering thereof from time to time in accordance with Rule 415 of the Rules, and the Company has filed such post-effective amendments thereto as may be required to the date of this Agreement in order to effect the registration and the offering of the Shares. Such Registration Statement has been declared effective by the Commission. Copies of such Registration Statement (including all amendments thereof) have heretofore been delivered by the Company to you. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with paragraph (b) of Rule 424 ("Rule 424(b)") of the Rules. The information included in a prospectus supplement filed in respect of such registration statement pursuant to Rule 424(b) is referred to as "Rule 424(b) Information." The term "Preliminary Prospectus" means any prospectus or prospectus supplement that omitted the Rule 424(b) Information that was used after the Registration Statement became effective and prior to the date of this Agreement. The term "Registration Statement" as used in this Agreement means the registration

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statement (including all exhibits, financial schedules, information and documents deemed to be a part of the Registration Statement through incorporation by reference) as amended at the time and on the date it became effective (the "Effective Date") including the Rule 424(b) Information. The term "Prospectus" as used in this Agreement means the final prospectus and the final prospectus supplement relating to the Shares (including the information and documents deemed to be a part of the prospectus by incorporation by reference or otherwise) in the form filed with the Commission pursuant to Rule 424(b) of the Rules. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus or other references of like import, shall be deemed to mean and include all such financial statements, schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

          The Company understands that the Underwriters propose to make a public offering of the Shares in the United States, as set forth in and pursuant to the Prospectus, as soon after the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4. REPRESENTATIONS AND WARRANTIES.

          A. The Company hereby represents and warrants to each Underwriter as follows:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) of the Rules, complied or will comply when so filed in all material


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     respects with the Rules and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Rules.

          (b) As of the Effective Date, as of the date of the Prospectus and as of each Closing Date, the Registration Statement complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and as of each Closing Date neither the Prospectus, nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4A(b) shall apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, the Preliminary Prospectus and the Prospectus are (i) the paragraph regarding selling concessions and reallowances, except for the first sentence thereof, (ii) the information regarding stabilization, and (iii) the paragraph regarding transactions by the Company with affiliates of CIBC World Markets Corp., all of which are set forth in the sections captioned "Underwriting" that appear in each of the Registration Statement, the Preliminary Prospectus and the Prospectus.

          (c) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and when read together with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.


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          (d) The consolidated financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of shareholders' equity and the other information purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and, except as may otherwise be disclosed therein or in the Prospectus, such financial statements have been prepared in conformity with Canadian generally accepted accounting principles, consistently applied throughout the periods involved, and, with respect to the unaudited financial statements, all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information. The reconciliations to United States generally accepted accounting principles contained in the notes to the financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus comply with the requirements of Item 18 of Form 20-F promulgated by the Commission.

          (e) PricewaterhouseCoopers LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

          (f) The Company is a corporation duly organized, validly subsisting and qualified to do business under the laws of the Province of Alberta, Canada. Each of the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each subsidiary or other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, prospects, results of operations or financial condition of the Company and the Subsidiaries taken as whole (a "Material Adverse Effect"). Each of the Company and its Subsidiaries has all requisite corporate power and capacity, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects all


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     of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign securities laws (including Canadian provincial securities laws), no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

          (g) Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in the Prospectus as being owned by it necessary for the conduct of its business, except for those Intangibles which, if not so owned or possessed, would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles, except for those infringements or conflicts that would not have a Material Adverse Effect.

          (h) Neither the Company nor any of its Subsidiaries owns any real property (other than oil and gas properties). Each of the Company and its Subsidiaries has good and marketable title to all personal property described in the Prospectus as being owned by it. Any real property and buildings described in the Prospectus as being held under lease by the Company or any Subsidiary are held by it or such Subsidiary under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has good and defensible title to their oil and gas properties free and clear of all liens, encumbrances and defects, except (a) those described in the Registration Statement and the Prospectus, (b) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (c) liens and encumbrances under operating agreements, unitization and pooling agreements, and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry and (d) liens, encumbrances and defects that do not in the aggregate materially affect the value of such oil and gas properties or materially interfere with the use made or proposed to be made of such properties by the Company and the Subsidiaries. The oil, gas and mineral leases, options to lease, drilling concessions or other property interests therein held by the Company and Subsidiaries are valid, subsisting and enforceable and reflect in all material respects the right of the Company and the Subsidiaries, as the case may be, to explore or receive production from the undeveloped properties described in the Registration Statement and the Prospectus, and the care taken by the Company and the Subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other property interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons. All other leases and subleases of the

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     Company and the Subsidiaries and under which the Company or any of the
     Subsidiaries holds properties described in the Registration Statement and the Prospectus are in full force and effect, except for such leases and subleases that, if not in full force and effect, would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has actual notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or any such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not have a Material Adverse Effect.

          (i) There is no litigation or governmental proceeding to which the Company or the Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company or the Subsidiaries; (b) neither the Company nor the Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of the Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, or (ii) entered into any transaction not in the ordinary course of business; and (d) the Company has not declared or paid any dividend or made any distribution on any of its shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any of its shares except pursuant to its share repurchase plan which expired on November 1, 1999.

          (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or agreement. Neither the Company nor any Subsidiary, if a Subsidiary is a party, nor, to the knowledge of the Company, any other party is in default in the observance or performance of any term or obligation to be performed by it under any


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     such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any Subsidiary or their properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

          (l) Neither the Company nor any of the Subsidiaries is in violation of any term or provision of its articles or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

          (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or violate any provision of the articles or by-laws of the Company or any of the Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

          (n) The Company has authorized and outstanding share capital as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Common Shares have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Common Shares of the Company or the Subsidiaries or any such rights pursuant to its articles or by-laws or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, (i) will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right and (ii) will be issued with an associated common share purchase right under the Company's Shareholder Rights Plan

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     described in the Prospectus. Except (1) as disclosed in the Registration
     Statement and the Prospectus and (2) for employee share options issued after September 30, 1999 pursuant to the share option plans of the Company described in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of the Company or the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares. The Common Shares and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All outstanding shares of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and all common shares of each Subsidiary are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

          (o) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder.

          (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (q) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers or contractors of the Company or the Subsidiaries that would have a Material Adverse Effect.

          (r) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

          (t) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments

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     received by them to the extent that the same are material and have become due. There are no tax audits pending or, to the knowledge of the Company, any investigations pending, which if adversely determined would have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of the Subsidiaries.

          (u) The Shares have been duly authorized for quotation on the American Stock Exchange, subject to official notice of issuance, and the Shares have been conditionally approved for listing on The Toronto Stock Exchange, subject to customary requirements. Registration statements have been filed with respect to the Common Shares and the associated common share purchase rights issued pursuant to the Company's Shareholder Rights Plan on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statements comply in all material respects with the Exchange Act.

          (v) The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiaries. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company and the Subsidiaries are insured in accordance with industry standards against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company's or the Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (x) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering in the United States by the Underwriters under state or foreign securities laws, including Canadian provincial securities laws) has been obtained or made and is in full force and effect.

          (z) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws (as hereinafter defined) on the business, operations and properties of the Company and its subsidiaries. In the course of this review, the Company identifies and evaluates associated costs and liabilities, including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, and except as described in the Registration Statement and Prospectus and except to the extent that would not have a Material Adverse Effect (i) each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business; (ii) neither the Company nor any of the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and the Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, no facts currently exist that will require the Company or the Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property that is or has been owned, leased or occupied by the Company or any of the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA 1980") or otherwise designated as a contaminated site under applicable state or local law; and (vi) the Company has reasonably concluded that there are no unanticipated associated costs and liabilities which would, singly or in the aggregate, have a Material Adverse Effect.. To the knowledge of the Company, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under CERCLA 1980.

          (aa) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (bb) Except to the extent that would not have a Material Adverse Effect, none of the Company, the Subsidiaries or any other person associated with or acting on behalf of the Company or the Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or the Subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, to the extent such statute is applicable to the Company or any of its Subsidiaries; or (iv) made any other unlawful payment.

          (cc) The Company has reviewed its operations and those of the Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by any significant risk that computer hardware or software applications used by the Company and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000 (the "Year 2000 Problem"); as a result of such review, the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus that have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a Material Adverse Effect, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole.

          (dd) Netherland, Sewell & Associates, Inc., who prepared estimates of the extent and value of the U.S. proved oil and natural gas reserves of the Company and the Subsidiaries, are independent with respect to the Company and the Subsidiaries. The information supplied by the Company to Netherland, Sewell & Associates, Inc. for purposes of preparing the reserve reports and estimates of such engineers included in the Registration Statement and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared by the Company in accordance with customary industry practices.

          B. Each of the Underwriters, severally and not jointly, hereby represents and warrants to the Company that such Underwriter understands and acknowledges that the Shares have not been and will not be qualified for public distribution under the securities laws of Canada or any province or territory of Canada and that the Shares may not be offered or sold, directly or indirectly, in Canada in violation of the securities laws of Canada or any province or territory of Canada.

          5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i) of this Agreement.

          (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission or any securities regulatory authority in Canada; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with.

          (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it on or before such Closing Date.

          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act, and (iv) no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any securities regulatory authority in Canada and to the best of its knowledge, no proceedings for that purpose have been instituted or are pending.

          (e) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from PricewaterhouseCoopers LLP, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives.

          (f) The Representatives shall have received on each Closing Date from Cravath, Swaine & Moore, U.S. counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

               (i) No consent, approval, authorization or order of any court or governmental agency or regulatory body is required under United States federal or New York laws for the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

               (ii) Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

               (iii) The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

               (iv) The Shares have been approved for listing on the American Stock Exchange.

               (v) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (vi) The information set forth in the Prospectus under the caption "Certain Income Tax Considerations - United States Federal Income Tax Considerations" to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel and is correct in all material respects and the opinion of such counsel set forth therein is confirmed.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials.

          In addition, such counsel shall state that such counsel has participated in conferences with certain officers of, and with the accountants and Canadian counsel for, the Company concerning the preparation of the Registration Statement and the Prospectus and, although such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except insofar as such statements relate to such counsel, on the basis of the foregoing, such counsel's work in connection with the Registration Statement and the Prospectus did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, or the Prospectus, as of its issue date or as of the Closing Date (in each case except for the financial statements and other information of an accounting or financial nature included therein, or information relating to oil and gas reserves and future net cash flows and other information derived therefrom, as to which such counsel need not express any view), was not appropriately responsive in all material respects to the requirements of the Securities Act and the Rules, (ii) the documents incorporated by reference in the Registration Statement and the Prospectus, as of the dates they became effective or were filed with the Commission, as the case may be (in each case except for the financial statements and other information of an accounting or financial nature included therein, or information relating to oil and gas reserves and future net cash flows and other information derived therefrom, as to which such counsel need not express any view), were not appropriately responsive in all material respects to the requirements of the Exchange Act and the rules promulgated thereunder, and (iii) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its issue date and at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, or information relating to oil and gas reserves and future net cash flows and other information derived therefrom, as to which such counsel need not express any view).

          (g) The Representatives shall have received on each Closing Date from Bennett Jones, Canadian counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

               (i) The Company is a corporation duly organized, validly subsisting and qualified to do business under the laws of the Province of Alberta, Canada. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

               (ii) Each of the Company and its Subsidiaries has all requisite corporate power and capacity to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and with respect to the Company, to enter into, deliver and perform this Agreement. The Company has all requisite corporate power and capacity to issue and sell the Shares.

               (iii) The Company has authorized and issued share capital as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; the certificates evidencing the Shares are in proper legal form and have been duly authorized for issuance by the Company; all of the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Articles of Incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of the Company or any security convertible into, exercisable for, or exchangeable for any Common Shares or preferred shares of the Company. The Common Shares and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and all common shares of each of the Subsidiaries are owned directly by the Company or by another wholly owned subsidiary of the Company, free and clear of any perfected security interest or, to the knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, other than those contained in the Registration Statement and the Prospectus.

               (iv) Each of the Lock-Up Agreements as set forth in Section 5(i) has been duly and validly executed by such persons and constitutes the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

               (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except to the extent that the rights to indemnity and contribution provided for in this Agreement may be limited by applicable law or the public policy underlying such law.

               (vi) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will, to the best of such counsel's knowledge, give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the articles or by-laws of the Company or any Subsidiary.

               (vii) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default, individually or in the aggregate, would have a Material Adverse Effect.

               (viii) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its articles or
                                       18
          by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

               (ix) All necessary consents, approvals, authorizations and orders have been obtained under the securities laws of the Province of Alberta to permit the Shares to be issued, sold and delivered to the Underwriters and offered, sold and delivered by the Underwriters to purchasers in the United States pursuant to the Prospectus, and no other consent, approval, authorization, filing with or order of any Canadian federal or Province of Alberta court or governmental agency or body is required for the execution, delivery or performance of this Agreement by the Company or the issuance, sale or delivery of the Shares to the Underwriters or the offering, sale or delivery of the Shares by the Underwriters to purchasers in the United States pursuant to the Prospectus.

               (x) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or the Subsidiaries which would have a Material Adverse Effect.

               (xi) The statements in the Prospectus under the captions "Description of Share Capital," "Description of Debt Securities," "Description of Warrants," "Enforcement of Civil Liabilities," "Business and Properties - Litigation," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

               (xii) The common share purchase rights issuable under the Company's Shareholder Rights Plan to which holders of the Shares are entitled have been duly authorized and will be issued and attached to the Shares when such Shares are sold and issued in accordance with this Agreement without further action by the Company.

               (xiii) The Shares have been conditionally approved for listing on The Toronto Stock Exchange.

               (xiv) The share capital of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Share Capital."

               (xv) The opinion of Bennett Jones set forth in the Prospectus under the caption "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Considerations" has been reviewed by such counsel and is confirmed.

          The opinion of such counsel shall also contain such opinions relating to conflicts of laws and enforceability of judgments in respect of the Underwriting Agreement as the Representatives may reasonably request.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of Canada and the provinces of Alberta and Ontario; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, U.S. counsel for the Company, representatives of the Representatives and representatives of the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and other information of an accounting or financial nature included therein, or information relating to oil and gas reserves and future net cash flows and other information derived therefrom, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and other information of an accounting or financial nature included therein, or information relating to oil and gas reserves and future net cash flows and other information derived therefrom, as to which such counsel need make no statement) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) All actions taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Andrews & Kurth L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration
Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Andrews & Kurth L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Representatives shall have received a copy of the lock-up agreement in the form attached to this Agreement (the "Lock-Up Agreement"), dated as of the date hereof, executed by each of David E. Mitchell, Stanley A. Milner, Stephen C. Hurley, Edward L. Hahn, Esther S. Ondrack, James B. Lewis, S. Jay Milner, Ronald J. Stefure, Hugh J. Kelly, John E. Maybin, Louis G. Munin and Stuart T. Peeler.

          (j) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Netherland, Sewell & Associates, Inc., addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives.

          (k) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

          6. COVENANTS.

          (a) The Company covenants and agrees as follows:

               (i) The Company shall prepare the Prospectus in a form reasonably approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Securities Act.

               (ii) The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any Preliminary Prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding known to the Company for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding known to the Company for such purpose, and (v) of the issuance by any securities regulatory authority in Canada or any stock exchange of any order having the effect of ceasing or suspending the trading in the Common Shares, or the initiation or threatening of any proceeding known to the Company for such purpose. The Company shall not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives with a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

               (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

               (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

               (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions in the United States as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the

          Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

               (vii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (1) the issuance of the Shares pursuant to the Registration Statement, (2) the granting of options pursuant to the Company's existing share option plan or bonus plan as described in the Registration Statement and the Prospectus (provided that such options shall not be exercisable within such 90-day period), (3) the issuance of Common Shares pursuant to the exercise of existing options granted under the Company's share option plan and (4) the issuance of shares pursuant to the exercise of conversion rights attached to outstanding preferred shares issued by Chieftain International Funding Corp.

               (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the American Stock Exchange and The Toronto Stock Exchange.

               (ix) The Company will apply the net proceeds from the offering of the Shares in a manner consistent with the disclosure under "Use of Proceeds" in the Prospectus.

          (b) Each of the Underwriters covenants and agrees, severally and not jointly, as follows:

               (i) It will not offer or sell the Shares, directly or indirectly, in Canada in violation of the securities laws of Canada or any province or territory of Canada.

               (ii) It will not offer or sell the Shares, directly or indirectly, within Canada except pursuant to prospectus exemptions under the applicable securities laws of Canada or any province or territory of Canada.

               (iii) It will obtain the agreement of any selling group members to comply with the foregoing provisions of this Section 6(b).

     Notwithstanding the foregoing provisions of this Section 6(b), no Underwriter shall be liable to the Company pursuant to this Section 6(b) as a result of the violation by another Underwriter or selling group member of this Section 6(b) if the former Underwriter is not itself in violation.

          (c) The Representatives will give prompt written notice to the Company when, in the opinion of the Representatives, the Underwriters have completed distribution of the Shares.

          (d) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering in the United States and the previously proposed private placement of the Shares in Canada and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, the preliminary Canadian offering memorandum dated October 21, 1999 prepared in connection with the previously proposed private placement of the Shares in Canada (the "Preliminary Canadian Offering Memorandum"), amendments and supplements to the Registration Statement and the Prospectus; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the state securities laws of the various jurisdictions referred to in Section 6(a)(vi); (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and all amendments or supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) inclusion of the Shares for quotation or listing on the American Stock Exchange and The Toronto Stock Exchange; and (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

          7. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, under the Canadian securities laws, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary

     Prospectus, the Registration Statement, the Prospectus or the Preliminary Canadian Offering Memorandum or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Preliminary Canadian Offering Memorandum or the Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity as set forth in Section 7(a) hereof from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement, the Preliminary Canadian Offering Memorandum or the Prospectus, or any amendment thereof or supplement thereto contained in (i) the paragraph regarding selling concessions and reallowances, except for the first sentence thereof, (ii) the stabilization information, and (iii) the paragraph regarding transactions by the Company with affiliates of CIBC World Markets Corp., all of which are set forth under the sections captioned "Underwriting" that appear in each of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Preliminary Canadian Offering Memorandum; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

          8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the Underwriting Commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the Underwriting Commissions applicable to the Shares purchased by such Underwriter hereunder; and (ii) the Company shall be liable and responsible for any amount in excess of such Underwriting Commissions; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each affiliate of an Underwriter, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence of this
Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent, which consent shall not be unreasonably withheld or delayed. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

          9. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time:

          (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event, act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets and such event, act or occurrence makes it in the judgment of the Representatives, inadvisable to proceed with the offering;
     (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or any securities commission in Canada or trading generally on the New York Stock Exchange, Inc., The Toronto Stock Exchange, the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission or any securities commission in Canada, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (v) if a banking moratorium has been declared by any state or Federal or Canadian authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or

          (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

          10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(d), 7, 8 and 9. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

          11. JUDGMENT CURRENCY. Unless otherwise specified, references to dollar amounts in this Agreement are to United States dollars. The Company agrees to indemnify each Underwriter, its affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an "Underwriter
Indemnitee") against any loss incurred by an Underwriter Indemnitee as a result of any judgment or order being given or made for liability hereunder and such judgment or order being expressed and paid in a currency (the
"Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriter Indemnitee is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriter Indemnitee. In addition, the Underwriters, severally and not jointly, agree to indemnify the Company, its affiliates and each person, if any, who controls the Company within the meaning Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Company Indemnitee") against any loss incurred by the Company Indemnitee as a result of any judgment or order being given or made for liability hereunder and such judgment or order being expressed and paid in a Judgment Currency other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Company Indemnitee is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Company Indemnitee. The foregoing indemnities of each of the Company and the Underwriters shall respectively constitute separate and independent obligations of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          12. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(d), 7, 8, 9 and 11 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters and the Company, their respective successors and assigns, and, to the extent expressed herein, for the benefit of affiliates of and persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          Unless otherwise specified, all notices and communications hereunder shall be in writing and mailed or delivered or by telephone, facsimile or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp.,1600 Smith Street, Suite 3100, Houston, Texas 77002, facsimile no: (713) 650-7670, Attention: Ron Ormond, with a copy to Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, facsimile no: (713) 220-4285, Attention: James M. Prince, Esq. and (b) if to the Company, to Chieftain International, Inc. 1201 T D Tower 10088-102 Avenue, Edmonton, Alberta T5J 2Z1 Canada, facsimile no: (780) 429- 4681, with copies to John L. Roach, Inc., 4150 Lincoln Plaza, 500 North Akard, Dallas, Texas 75201, facsimile no: (214) 953-1968, and Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, facsimile no:
(212) 474-3700, Attention: Thomas R. Brome, Esq., and to Bennett Jones, 4500 Bankers Hall East, 855-2nd Street S.W., Calgary, Alberta T2P 4K7 Canada, facsimile no: (403) 298-3418, Attention: John S. Burns, Q.C.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York state or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof (the "Specified Courts"), over any suit, action or proceeding brought arising out of or based upon this Agreement (a "Related Proceeding"). Each party hereto waives, to the fullest extent permitted by law, any objection to Related Proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum. The Company consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters or by any person who controls the Underwriters in any competent court in Canada.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

                                Very truly yours,

                                CHIEFTAIN INTERNATIONAL, INC.

                                By: /s/ S.A. Milner
                                   --------------------------------------------
                                Name:  S.A. Milner
                                     ------------------------------------------
                                Title: Pres & C.E.O.
                                      -----------------------------------------

Confirmed:

CIBC WORLD MARKETS CORP.
DAIN RAUSCHER INCORPORATED
A. G. EDWARDS & SONS, INC.

-----------------------------------

Acting on behalf of themselves and as
representatives of the several Underwriters named in Schedule I annexed hereto.

By: CIBC WORLD MARKETS CORP.

By: /s/ Ronald D. Ormand
   --------------------------------
Name:  Ronald D. Ormand
     ------------------------------
Title: Managing Director
      -----------------------------


                                   SCHEDULE I

                                                                                                         Number of Firm
                                                                                                              Shares
                                                                                                               To Be
Name                                                                                                         Purchased
----                                                                                                        ----------
CIBC World Markets Corp.......................................................................               1,062,500
Dain Rauscher Incorporated....................................................................                 531,250
A.G. Edwards & Sons, Inc......................................................................                 531,250
Howard, Weil, Labouisse, Friedrichs Incorporated..............................................                  50,000
Lehman Brothers Inc...........................................................................                  50,000
Prudential Securities Incorporated............................................................                  50,000
Petrie Parkman & Co...........................................................................                  50,000
J.C. Bradford & Co............................................................................                  25,000
Josephthal & Co. Inc..........................................................................                  25,000
Ladenburg Thalmann & Co. Inc..................................................................                  25,000
McDonald Investments Inc., a KeyCorp Company..................................................                  25,000
ScotiaMcLeod Inc..............................................................................                  25,000
Southcoast Capital L.L.C......................................................................                  25,000
Southwest Securities, Inc.....................................................................                  25,000
                                                                                                         -------------
                                                                                         Total               2,500,000
                                                                                                         -------------
                                                                                                         -------------
